UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

EXOLIFESTYLE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 NW 16th Street, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 10, 2017, EXOLifestyle, Inc. (the “Company”) entered into an option agreement (the “Option Agreement”) with Sloan McComb (“Ms. McComb”), pursuant to which the Company granted to Ms. McComb an option to acquire 5,000,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Option Agreement”). The option to acquire the shares of Common Stock vests as to 50% of the shares of Common Stock (2,500,000 shares) on July 10, 2017, and as to the remaining 50% of the shares of Common Stock (2,500,000 shares) on January 10, 2018. The option period expires on January 10, 2027.

Ms. McComb is a party to an Employment Agreement by and between Ms. McComb and EXO:EXO, Inc. (“EXO”), a subsidiary of the Company (the “Employment Agreement”). In the event that either (i) Ms. McComb’s employment with EXO is terminated by EXO for Cause (as defined in the Employment Agreement) or (i) Ms. McComb’s employment with EXO is terminated by Ms. McComb without Good Reason (as defined in the Employment Agreement), then the option, to the extent not already vested as of the date of such termination of employment, will immediately be forfeited. In the event that Ms. McComb’s employment is changed to be by the Company or another subsidiary of the Company following date of the Option Agreement, the forfeiture provisions above will be deemed automatically modified to replace EXO with the Company or such other subsidiary, as applicable.

The foregoing description is qualified in its entirety by reference to the Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by referenced into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by referenced into this Item 3.02.

On January 10, 2017, the Company issued to each of Randy Romano, the Company’s President, and Vaughan Dugan, the Company’s Chief Executive Officer, 5,000,000 shares of Series A Preferred Stock of the Company (the “Series A Stock”) in return for the payment to the Company from each of Randy Romano and Vaughan Dugan of $500.00.

On December 28, 2016, a holder of a convertible note payable of the Company with an outstanding principal balance of $7,773.60 converted $4,000.00 of the note into 2,601,626 shares of our common stock.

The Company issued the securities to the noteholder, Ms. McComb, Mr. Romano and Mr. Dugan in reliance upon exemptions from registration provided by the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

On January 5, 2017, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Series A Stock from 2,000,000 shares to 12,000,000 shares. The Amendment and its filing were approved by the Company’s board of directors on January 3, 2017. Pursuant to the provisions of the Articles of Incorporation of the Company, the Amendment does not require the approval of, or any vote of, the Company’s shareholders.

The other terms, conditions and designations of the Series A Stock did not change.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of Nevada on January 5, 2017.

10.1	Option Agreement, dated as of January 10, 2017, by and between EXOLifestyle, Inc. and Sloan McComb.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXOLifestyle, Inc.

Date: January 11, 2017	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer